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                                                                  EXHIBIT (23)D

                  [BODMAN, LONGLEY & DAHLING LLP LETTERHEAD]

                              December 26, 1995


D&N Financial Corporation
400 Quincy Street
Hancock, Michigan 49930

Re:  REGISTRATION ON FORM S-4

Ladies and Gentlemen:

        We have acted as counsel to Macomb Federal Savings Bank, a federally chartered stock savings association, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act"), as amended, of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offering by D&N Financial Corporation of up to 965,572 shares of its common stock in connection with the merger with Macomb Federal Savings Bank.

        We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                                      Very truly yours,

                                      BODMAN, LONGLEY & DAHLING LLP

                                      By:  /s/Kenneth R. Lango
                                         -------------------------------
                                              Kenneth R. Lango, Partner


/eg